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As filed with the Securities and Exchange Commission on August 24, 2001

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 13, 2001

DMC STRATEX NETWORKS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)
0-15895 (Commission File Number)	77-0016028 (I.R.S. Employer Identification No.)
170 Rose Orchard Way, San Jose, CA (Address of Principal Executive Offices)	95134 (Zip Code)
(408) 943-0777 (Registrant's Telephone Number, Including Area Code)

Item 5. Other Events.

    On August 13, 2001, DMC Stratex Networks, Inc., a Delaware corporation (the "Company"), issued a press release, filed as Exhibit 99.1 to this report, announcing that the Company sold 7,927,851 shares of its common stock in exchange for aggregate proceeds to the Company of approximately $70.9 million pursuant to its registration statement on Form S-3 (File No: 333-50820), which was declared effective on December 7, 2000.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

  (c)
  Exhibits.

Exhibit No.	Description
99.1	Press Release of the Company, dated August 13, 2001

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DMC STRATEX NETWORKS, INC.
Date: August 23, 2001	By:	/s/ SAM SMOOKLER Sam Smookler President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of the Company, dated August 13, 2001

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  Item 5. Other Events.
  Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURES
EXHIBIT INDEX